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                                                                    EXHIBIT 10.2

                               SUBLEASE AGREEMENT

     1. PARTIES. This Sublease is entered into as of the 30th day of December, 1997, by and between Intermind Corporation, a Washington corporation ("Sublessor"), and Interactive Objects, Inc., a Washington corporation ("Sublessee"), as a sublease under the Office Lease, dated August 29, 1995 (which was executed by Sublessor as "Intermind, Inc."), as amended by instruments dated September 1, 1996, and February 1, 1997, entered into by Duchess Properties Ltd., as Landlord, and Sublessor, as Tenant (collectively, the "Master Lease"). A copy of the Master Lease is attached hereto as Exhibit A and incorporated herein by this reference. Capitalized terms in this Sublease Agreement which are not defined herein shall have the same meaning as in the Master Lease.

     2.   PROVISIONS CONSTITUTING SUBLEASE.

          (a) This Sublease is subject to all of the terms and conditions of the Master Lease, except as specifically exempted herein, and Sublessee shall assume and perform the obligations of Sublessor as tenant under the Master Lease, to the extent said terms and conditions are applicable to the Premises (defined below) subleased pursuant to this Sublease. Sublessee shall not commit nor permit to be committed on the Premises any act or omission which shall violate any term or condition of the Master Lease. In the event of the termination of Sublessor's interest as tenant under the Master Lease for any reason, this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee. In case of any default hereof by Sublessee, Sublessor shall have all rights against Sublessee as would be available to Landlord against the tenant under the Master Lease if such default were by the tenant thereunder. Sublessee acknowledges that it has read and understands the Master Lease. Notwithstanding anything contained herein to the contrary, Sublessor does not by this Sublease promise or agree to perform any obligation undertaken or assumed by Landlord under the Master Lease. Sublessor will, however, use Sublessor's reasonable efforts to obtain performance by Landlord for Sublessee's benefit under the Master Lease. If Landlord does not perform its obligations under the Master Lease, Sublessee shall be entitled to pursue all remedies against Landlord which are available to the tenant under the Master Lease, and Sublessor agrees to reasonably cooperate with Sublessee in any such action.

          (b) All of the terms and conditions contained in the Master Lease are incorporated herein, as if Sublessor were the landlord and Sublessee were the tenant under the Master Lease from and after the commencement of the term of this Sublease, except for Paragraphs 1, 2, 3, 4, 5, 6 and 7 of the Second Lease Amendment, dated February 1, 1997, as terms and conditions of this Sublease (with each reference therein to Landlord and Tenant to be deemed to refer to Sublessor and Sublessee) and along with all of the paragraphs set out in this Sublease, shall be the complete terms and conditions of this Sublease. In the event of conflict between the terms of this Sublease and the terms of the Master Lease, the terms of this Sublease shall prevail.

     3. PREMISES. Sublessor subleases to Sublessee and Sublessee subleases from Sublessor the following described premises situated in the City of Seattle, County of King, State of Washington, and described as 215 Pine Street (Olympic Tower), consisting of approximately 3,220 RSF (defined below) on floor four and approximately 4,921 RSF on floor eight (the "Premises"), as shown on Exhibit B attached hereto and made a part hereof. The eighth floor portions of the Premises is divided into two suites (the "Subleased Suite" comprised of approximately 2,921 rentable square feet and the "Retained Suite" comprised of approximately 2,000 rentable square feet) as delineated on the floor plans attached hereto as Exhibit B-2.

     4.   TERM.

     4.1 TERM. The term of this Sublease shall be for a period commencing on January 1, 1998 for all of the Premises except the Retained Suite and on March 1, 1998 for the Retained Suite. The term shall end on November 30, 2000, or upon the expiration or earlier termination of the Master Lease, whichever is earlier, unless sooner terminated pursuant to any provision hereof.

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     4.2  DELAY IN COMMENCEMENT.  Notwithstanding the commencement date referenced above, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee; provided, however, that if Sublessor. shall not have delivered possession of the Premises within thirty (30) days from said commencement date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease. If this Sublease is canceled as herein provided, Sublessor shall return any monies previously deposited by Sublessee and the parties shall be discharged from all obligations hereunder.

     4.3 EARLY POSSESSION. In the event that Sublessor shall permit Sublessee to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all of the provisions of this Sublease. Said early possession shall not advance the termination date of this Sublease.

     5.  RENT.  The annual base rental rate shall be:

     Fifteen and 55/100 Dollars ($15.55) per rentable square foot ("RSF") from January 1, 1998 through December 31, 1998;

     Sixteen and 05/100 Dollars ($16.05) per RSF from January 1, 1999 through December 31, 1999; and

     Sixteen and 75/100 Dollars ($16.75) per RSF from January 1, 2000 through November 30, 2000.

     Sublessee shall pay to Sublessor as base rent for the Premises monthly installments of the following amounts in advance, on the first day of each month of the term hereof.:

     Seven Thousand Nine Hundred Fifty Seven and 71/100 Dollars ($7,957.71) from January 1, 1998 through February 28, 1998;

     Ten Thousand Five Hundred Forty Nine and 38/100 Dollars ($10,549.38), from March 1, 1998 through December 31, 1998;

     Ten Thousand Eight Hundred Eighty Eight and 59/100 Dollars ($10,888.59) from January 1, 1999 through December 31, 1999; and

     Eleven Thousand Three Hundred Sixty Three and 48/100 Dollars ($11,363.48) from January 1, 2000 through November 30, 2000.

     Sublessee shall pay Sublessor upon the execution hereof the sum of Seven Thousand Nine Hundred Fifty Seven and 71/100 Dollars ($7,957.71) as rent for January 1998.

     Rent for any period during the term hereof which is for less than one (1) month shall be a pro-rata portion of the monthly installment. Rent shall be payable without notice or demand and without deduction, offset, or abatement, in lawful money of the United States of America to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

     If Sublessor shall be charged for additional rent or other sums pursuant to the provisions of the Master Lease, including without limitation, provisions relating to rent escalation, utilities, real property taxes and assessments, license fees, excise fees, occupation taxes, personal property taxes, leasehold taxes, and insurance premiums and deductibles for which Sublessor is responsible under the Master Lease, Sublessee shall be liable for such additional rent or sums for periods commencing on the date on which the term of this Sublease commences for the portion thereof attributable to the Premises, provided however that any Operating Costs and Property Taxes passed through to Sublessee shall be calculated using a Base Year of 1998. Any rent or other sums payable by Sublessee under this Section 5 shall be additional rent and collectible as such.

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     6.   SECURITY DEPOSIT.  Sublessee shall deposit with Sublessor upon execution hereof the sum of Ten Thousand Five Hundred Forty Nine and 38/100 Dollars ($10,549.38) as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated, and Sublessee's failure to do so shall be a breach of this Sublease, and Sublessor may at its option terminate this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit or so much thereof as has not theretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use, to Sublessee (or, at Sublessor's option, to the last assignee, if any, or Sublessee's interest hereunder) within fifteen (15) days after the expiration of the term hereof, or after Sublessee has vacated the Premises, whichever is later.

     7. USE. The Premises shall be used and occupied only for general office use and for no other purpose without prior written consent of Sublessor and Landlord. Sublessee's business shall be established and conducted throughout the term hereof in a first class manner. Sublessee shall not use the Premises for, or carry on, or permit to be carried on, any offensive, noisy, or dangerous trade, business, manufacture or occupation or permit any auction sale to be held or conducted on or about the Premises. Sublessee shall not do or suffer anything to be done upon the Premises which will cause structural injury to the Premises or the building of which the Premises form a part. The Premises shall not be overloaded and no machinery, apparatus or other appliance shall be used or operated in or upon the Premises which will in any manner injure, vibrate, or shake the Premises or the building of which it is a part. No use shall be made of the Premises which will in any way impair the efficient operation of the sprinkler system (if any) within the building containing the Premises. Sublessee shall not leave the Premises unoccupied or vacant during the term. No musical instrument of any sort, or any noise-making device will be operated or allowed upon the Premises for the purpose of attracting trade or otherwise. Sublessee shall not use or permit the use of the Premises or any part thereof for any purpose which will increase the existing rate of insurance upon the building in which the premises are located, or cause a cancellation of any insurance policy covering the building or any part thereof. If any act on the part of Sublessee or use of the Premises by Sublessee shall cause, directly or indirectly, any increase of Sublessor's or Landlord's insurance expense, said additional expense shall be paid by Sublessee to Sublessor upon demand. No such payment by Sublessee shall limit Sublessor in the exercise of any other rights or remedies, or constitute a waiver of Sublessor's right to require Sublessee to discontinue such act or use.

     8. NOTICES. All notices or demands of any kind required or desired to be given to Sublessor or Sublessee hereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, addressed to the Sublessor or Sublessee, respectively, at the addresses set forth below their signatures at the end of this Sublease. All rent and other payments due under this Sublease or the Master Lease shall be made b Sublessee to Sublessor at the same address.

     9. COMMISSION. Sublessor and Sublessee each represents to the other that there are no individuals or entities entitled to brokerage commissions or finder's fees in connection with this transaction other than Kidder, Mathews & Segner, Inc. and Pacific Real Estate Partners, and that if any claims for brokerage commissions or finder's fees or like payments arise out of or in connection with this transaction, all such claims shall be defended by, and if sustained, paid by, the party whose alleged actions or commitment form the basis of such claims. Sublessor shall pay Kidder, Mathews & Segner, Inc. ("KMSI") a real estate commission in the amount of Twenty-Five Thousand Two Hundred Forty-Eight and 21/100 Dollars ($25,248.21), payable one-half (1/2) upon execution of this Sublease and one-half (1/2) upon Sublessee's occupancy. Upon receipt of the commission referenced above, KMSI shall immediately pay an amount equal to Fifteen Thousand Five Hundred Thirty Seven and 36/100 Dollars ($15,537.36) to Pacific Real Estate Partners ("PREP"). If PREP has not received its share of the commission from KMSI within thirty days following Sublessee's occupancy, Sublessee may pay PREP its share of the commissions and set-off against its base rent such amount.

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     10.  PARKING.  Four (4) stalls shall be provided to Sublessee in the building parking garage at market rents.

     11. INDEMNITY. Each party (the "Indemnifying Party") agrees to indemnify, defend and hold harmless the other party (the "Indemnified Party") from and against all liabilities, causes of action, losses, costs and expenses (including attorneys' fees and court costs) to the extent caused by the negligence, willful misconduct, breach of this Sublease or breach of the Master Lease by the Indemnifying Party, its employees or agents. Nothing herein shall require an Indemnifying Party to protect an Indemnified Party from and against any such risks to the extent caused by the negligence, willful misconduct, breach of this Sublease or breach of the Master Lease by the Indemnified Party, its employees or agents.

     12. INSURANCE. All insurance required to be maintained by Sublessor pursuant to the Master Lease shall be maintained by Sublessee with respect to the Premises and shall name Sublessor as an additional or named insured, in the same manner and with the same coverage, notice requirements, and endorsements as apply to Landlord under the Master Lease.

     13. ACCEPTANCE OF PREMISES; ALTERATIONS. Sublessee accepts the Premises in their present condition and agrees that Sublessee will not demand that Sublessor make any improvement thereon or provide any maintenance thereof. Sublessee may make alterations and improvements to the Premises only in accordance with the provisions of the Master Lease. Subject to the approval of the Landlord and such conditions as the Landlord may impose under the Master Lease, Sublessee, at its own expense, may connect the HVAC system serving the Premises to the HVAC unit located on the third floor of the Building

     14. DEFAULT BY SUBLESSOR UNDER MASTER LEASE. In the event that Sublessor defaults in the payment of rent, additional charges, or any other amounts required to be paid by Sublessor under the Master Lease, Sublessee shall have the right, but not the obligation, to pay to Landlord such amounts as may be required to cure such default. Thereafter, Sublessee may pay rent and other sums due hereunder directly to Landlord. Any payments so made by Sublessee shall be credited toward the amount due from Sublessee to Sublessor hereunder.

     15. DEFAULT BY SUBLESSEE; RE-ENTRY. If Sublessee fails to pay rent or other sums due hereunder when the same are due or if Sublessee violates, breaches, or fails to keep or perform any covenant, agreement, term, or condition of this Sublease (other than payment of rent and other sums), and does not remedy such default or violation within ten (10) days after notice in writing thereof given by Sublessor to Sublessee specifying the matter claimed to be in default, Sublessor, at Sublessor's option, may pursue against Sublessee those remedies provided to Landlord in the Master Lease, in addition to all other remedies available to Sublessor at law or in equity.

     16. SURRENDER OF PREMISES. Sublessee shall promptly yield and deliver to Sublessor possession of the Premises at the expiration or sooner termination of the term of this Sublease.

     17. ASSIGNMENT. Sublessee shall not assign this Sublease nor sublet the Premises in whole or in part, without Sublessor's and Landlord's consent.

     18. SUCCESSORS OR ASSIGNS. Except as otherwise expressly provided in this Sublease, all he terms, conditions, covenants, and agreements of this Sublease shall extend to and be binding upon Sublessor and Sublessee and their respective successors and assigns, and upon any person or persons coming into ownership or possession of any interest in the Premises by operation of law or otherwise.

     19. PARTIAL INVALIDITY. If any term, covenant, or condition of this Sublease or the Master Lease, or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Sublease and the Master Lease, or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, or condition of this Sublease shall be valid and shall be enforced to the fullest extent permitted by law.

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     20.  WAIVER.  The waiver by either Sublessor or Sublessee of a breach of any term or condition of this Sublease shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof.

     21. ENTIRE AGREEMENT. This Sublease and the Master Lease under which it is entered set forth the entire agreement of Sublessor and Sublessee concerning the lease of the Premises, and there are no other agreements or understandings, oral or written, between Sublessor and Sublessee concerning the lease of the Premises. Any subsequent modification or amendment of this Sublease shall be binding upon Sublessor and Sublessee only if in writing and signed by both parties.

     22. APPLICABLE LAW. This Sublease shall be governed by and construed in accordance with the laws of the State of Washington.

     23.  TIME.  Time is of the essence hereof.

     24. APPROVAL OF LANDLORD. Notwithstanding anything contained herein to the contrary, this Sublease shall not be effective until and unless Landlord consents to this Sublease by signing below.

     25. SUBLEASE OF FURNISHINGS AND FIXTURES. Sublessor hereby agrees to sublease to Sublessee and Sublessee hereby agrees to sublease from Sublessor during the term of this Sublease Agreement those Herman Miller and Quantum work station furnishings and fixtures located on the Premises (comprised of work surfaces drawers, file cabinet, keyboard trays and wall panels) which Sublessee elects to use at a rate of $42 per month for each work station unit payable in advance, on or before the first day of each month. Subleased units and the dates of use shall be confirmed by the parties in writing. This sublease may be terminated by Sublessor upon five (5) days' prior written notice to Sublessee in which event Sublessee shall return possession of such property to Sublessor upon demand. Sublessor also hereby grants to Sublessee a revocable license to use any other furnishings belonging to Sublessor and left on the Premises. Sublessor may remove any licensed property upon twenty-four hours prior notice.

                                       SUBLESSOR:

                                       INTERMIND CORPORATION


                                       By:   /s/ Peter Heymann
                                          --------------------
                                       Its: Chairman

                                       Address:  217 Pine Street, Suite 800
                                                 Seattle, WA  98101-1500

                                       SUBLESSEE:

                                       INTERACTIVE OBJECTS, INC.


                                       By:   /s/ Stuart Eastman
                                          ---------------------
                                       Its: Chief Operating Officer

                                       Address:  17720 NE 65th Street
                                                 Redmond, WA  98052

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